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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FLYi, Inc.:

We consent to the use of our report dated March 25, 2005, with respect to the consolidated balance sheets of FLYi, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated April 29, 2005, on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

Our report dated March 25, 2005 included an explanatory paragraph concerning matters that raise substantial doubt about the Company's ability to continue as a going concern.

KPMG LLP

McLean, VA
May 16, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm